UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 04, 2024

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1823 Eastchester Drive
High Point, North Carolina		27265
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, Boyd B. Chumbley, President of the Culp Upholstery Fabrics division, notified the company of his intention to retire from his position in the third quarter of the calendar 2024 year, with the definitive date of such retirement still to be determined. He will remain in his position as President of Culp Upholstery Fabrics until such date, and will thereafter continue in an advisory role as needed to strategically support the company.

Item 8.01 – Other Events.

On January 8, 2023, the company issued a press release announcing the planned transition of Mr. Chumbley and the hiring of Ms. Mary Beth Hunsberger as Executive Vice President of the Culp Upholstery Fabrics division, with an expectation that Ms. Hunsberger will succeed Mr. Chumbley as division president effective upon Mr. Chumbley's transition to an advisory role. A copy of the press release is attached as Exhibit 99.1 for reference.

Item 9.01 (d) – Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	News Release dated January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.

Date:	January 8, 2024	By:	/s/ Ashley C. Durbin
Ashley C. Durbin Senior Vice President, General Counsel, and Corporate Secretary